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                                                                    EXHIBIT 99.2


[MERIDIAN RESOURCE CORPORATION LOGO]                                 [NEWS LOGO]


                THE MERIDIAN RESOURCE CORPORATION ANNOUNCES TEST
                RESULTS FROM THE BML-DUCROS ET AL NO. 32-1 WELL

Houston, Texas - July 28, 2004 - The Meridian Resource Corporation (NYSE: TMR) today announced successful test results on its Biloxi Marshlands ("BML") - Ducros et al No. 32-1 well on the Apollo prospect. The Ducros No. 32-1 well represents the tenth successful well of eleven drilled in the Cris I sand section and of thirteen total wells drilled in the BML project area since its inception. The well was tested through 20 feet of perforations between an interval of 11,646 and 11,666 feet measured depth ("MD") at a stabilized gross daily flow rate of 17.5 million cubic feet ("Mmcf") of gas through a 36/64-inch choke. Flowing tubing pressure was measured at 2,798 psi with a shut-in tubing pressure of 4,006 psi. The Company owns a 92% working interest in the well.

The Company has substantially completed construction of the initial phase of its southern extension to the existing pipeline and facility infrastructure and expects to place the Ducros No. 32-1 and the previously announced BML 22/SL 17980 No. 1 wells on production within the next two weeks. Combined test results from the Ducros No. 32-1 and the BML 22/SL 17980 No.1 wells were 26.8 Mmcfe per day (17.4 Mmcfe, net). The next phase of the pipeline and facility tie-in is in progress and the Company anticipates completion by early September whereupon the previously reported BML No. 7-2 well will be placed on production. The BML No. 7-2 well was previously tested at a rate of 13.3 Mmcfe per day (8.6 Mmcfe, net).

Meridian continues to focus on its exploration and exploitation of the BML project area in addition to the development of its Weeks Island field and its other properties which comprise an asset base consisting of approximately 8,000 square miles of 3-D seismic data. The Company plans to begin utilizing a third drilling rig in the BML project area as early the fourth quarter of 2004 and plans to increase its capital expenditures budget approximately 15% from $95 million to as much as $110 million over the balance of the year.



SAFE HARBOR STATEMENT AND DISCLAIMER
Statements identified by the words "expects," "projects," "plans," and certain of the other foregoing statements may be deemed "forward-looking statements." Although Meridian believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of oil and natural gas wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in oil and natural gas drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and gas prices.
These and other risks are described in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and Form 10-Q.
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The Meridian Resource Corporation is an independent oil and natural gas company engaged in the exploration for and development of oil and natural gas in Louisiana, Texas, and the Gulf of Mexico. Meridian has access to an extensive inventory of seismic data and, among independent producers, is a leader in using 3-D seismic technology to analyze prospects, define risk, and target high-potential wells for exploration and development. Meridian is headquartered in Houston, Texas, and has a field office in Weeks Island, Louisiana. Meridian stock is traded on the New York Stock Exchange under the symbol "TMR."

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                                                                                      FOR MORE INFORMATION CONTACT:
                                                                                     John Collins at (281)-597-7000
                                                                Meridian Resource Corporation Website: www.tmrc.com




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1401 Enclave Parkway, Suite 300  o  Houston, Texas 77077  o  (281) 597-7000  o  Fax (281) 558-5744  o  www.tmrc.com
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